Exhibit 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on amendment No. 2 to Form S-1 of our report dated March 23, 2021, relating to the consolidated financial statements of Wetouch Technology Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 23, 2021.

/s/ B F Borgers CPA PC
Lakewood, Colorado

December 23, 2021